UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2023

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective May 3, 2023, the Board of Directors (the “Board”) of Fresh Vine Wine, Inc. (the “Company”) elected Roger Cockroft, Chief Executive Officer of the Company, as a director of the Company to fill the existing vacant sixth seat on the Board. Mr. Cockroft was appointed as Chief Executive Officer of the Company on April 25, 2023, which appointment was disclosed in a Current Report on Form 8-K filed by the Company on April 27, 2023.

Appointment of Interim Chief Financial Officer

Effective May 3, 2023, the Board appointed Keith J. Johnson to serve as Interim Chief Financial Officer and Secretary of the Company. In this capacity, Mr. Johnson will serve as the Company’s principal financial and accounting officer. Under the terms of his engagement, the Company is paying an hourly wage of $200 to Mr. Johnson.

Mr. Johnson, age 65, is an accomplished senior executive and corporate officer with experience in business and technology management, accounting systems, financial controls, business development and management intelligence. Most recently, Mr. Johnson served as Chief Financial Officer of Watertech Equipment & Sales until 2020. Previously, Mr. Johnson served as the Manager of Business Development for Hudson Technologies from November 2012 through September 2013. From August 2010 through November 2012, Mr. Johnson was President of Efficiency Technologies, Inc., the wholly owned operating subsidiary of Efftec International, Inc. He was the President and Chief Executive Officer of YRT² (Your Residential Technology Team) in Charlotte, North Carolina since 2004. Mr. Johnson has a BS in Accounting from Fairfield University in Fairfield, Connecticut. Mr. Johnson serves on the board of directors of Amergent Hospitality Group Inc. and as chairman of its audit committee and a member of its compensation committee. Mr. Johnson previously served on the board of directors of Chanticleer from April 2007 through March 31, 2020 and also served as the chairman of its audit committee and a member of its compensation committee.

In connection with his appointment as an officer of the Company, the Company will be entering into the Company’s standard form indemnification agreement for directors and officers with Mr. Johnson (the “Indemnification Agreement”). The Indemnification Agreement clarifies and supplements indemnification provisions already contained in the Company’s articles of incorporation and bylaws and generally provides that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

The foregoing summary of the Indemnification Agreement is qualified in all respects to the form of such agreement, a copy of which is incorporated by reference as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: May 5, 2023	By:	/s/ Roger Cockroft
Roger Cockroft
Chief Executive Officer